Exhibit 99.1

NEWS

Charter Reports Third Quarter 2009
Financial and Operating Results

Court indicated confirmation of Company’s
pre-arranged joint plan of reorganization is forthcoming

St. Louis, Missouri – November 9, 2009 – Charter Communications, Inc. (along with its subsidiaries, the “Company” or “Charter”) today reported financial and operating results for the three and nine months ended September 30, 2009.

Key year-over-year highlights:

•	Third quarter revenues of $1.693 billion grew 3.8% on a pro forma1 basis and 3.5% on an actual basis, driven by increases in telephone, high-speed Internet (HSI) and commercial revenues.

•	Third quarter adjusted EBITDA2 of $606 million grew 7.8% on a pro forma basis and 7.6% on an actual basis.

•	Third quarter adjusted EBITDA margin of 35.8% increased 140 basis points on an actual basis, driven by continued operational efficiencies.

•	Total average monthly revenue per basic video customer (ARPU) for the quarter increased 8.2% year-over-year to $115.26, driven by increased sales of The Charter BundleTM.

•	Revenues for the nine months ended September 30, 2009 increased 4.9% on a pro forma basis and 4.6% on an actual basis compared to 2008.

•	Adjusted EBITDA for the first nine months of 2009 increased 9.7% on a pro forma basis and 9.5% on an actual basis compared to 2008.

1 Pro forma results are described below in the “Use of Non-GAAP Financial Metrics” section and are provided in the addendum of this news release.

2 Adjusted EBITDA is defined in the “Use of Non-GAAP Financial Metrics” section and is reconciled to net cash flows from operating activities in the addendum of this news release.

“Third quarter and year to date revenue and adjusted EBITDA increases reflect continued growth of our high-speed Internet and telephone businesses, both residential and commercial,” said Neil Smit, President and Chief Executive Officer. “We continue to provide value to our customers by enhancing our products and service and by leveraging our advanced technology. For example, we increased our upload and download speeds, making Charter’s high-speed Internet service even more attractive to our customers and further strengthening our advantage over DSL. In what is proving to be a challenging environment, we continue to deliver solid results, thanks to our continued focus on enhancing the customer experience, promoting the value of the bundle and remaining disciplined in expense management.”

Key Operating Results

All of the following customer and ARPU statistics are presented on a pro forma basis. Charter served approximately 12.6 million revenue generating units (RGUs) as of September 30, 2009. Approximately 56% of Charter’s customers subscribe to a bundle, up from 52% in the third quarter of 2008. Charter’s pro forma ARPU for the third quarter of 2009 was $115.26, an increase of 8.2% compared to third quarter 2008, primarily as a result of higher bundled penetration.

Third quarter 2009 customer changes (on a pro forma basis) included the following:

•
Digital video customers increased by approximately 22,800 and basic video customers decreased by approximately 46,500 during the third quarter. Video ARPU was $61.49 for the third quarter of 2009, up 4.1% year-over-year.

•
HSI customers grew by approximately 52,400 during the third quarter of 2009. HSI ARPU of $41.59 increased approximately 2.6% compared to the year-ago quarter, driven by customer upgrades to higher speeds of service and increased penetration of home networking service.

•
Third quarter 2009 net gains of telephone customers were approximately 55,300. Telephone penetration is now 14.5% of approximately 10.6 million telephone homes passed as of September 30, 2009. Telephone ARPU of $42.76 increased approximately 5.1% compared to the year-ago quarter.

As of September 30, 2009, Charter served approximately 5.3 million customers and the Company’s 12.6 million RGUs were comprised of 4.9 million basic video, 3.2 million digital video, 3.0 million HSI and 1.5 million telephone customers.

Third Quarter Results – Actual and Pro forma

Third quarter revenues of $1.693 billion increased 3.8% compared to the year-ago quarter on a pro forma basis and 3.5% on an actual basis. The increase is the result of telephone, HSI and commercial revenue growth.

Telephone revenues for the 2009 third quarter were $183 million, a 27.1% increase over third quarter 2008, driven by a larger telephone customer base and an increase in telephone ARPU. HSI revenues were $371 million, up 8.5% year-over-year due to an increased number of customers and ARPU growth. Commercial revenues rose to $113 million, a 13% increase year-over-year, primarily resulting from increased sales of the Charter Business Bundle® to small and medium-size businesses, growth in our fiber-based data services and the launch of primary rate interface (PRI) services. Video revenues were $861 million, down slightly compared to the year-ago quarter, as a decline in basic video customers was partially offset by digital and advanced services revenue growth. Advertising sales revenues of $64 million for the third quarter of 2009, which showed improvement compared to the second quarter of 2009, declined 20.0% year-over-year on an actual basis, primarily as a result of significant decreases in revenues from the political, automotive and retail sectors.

Operating costs and expenses totaled $1.087 billion for the third quarter of 2009, a 1.3% increase on an actual basis compared to the year-ago period. Operating expenses for the 2009 third quarter, which include programming, service and advertising sales costs, were $736 million, a 3.7% increase year-over-year on an actual basis, primarily as a result of increased programming costs. Selling, general and administrative expenses were $351 million, a decrease of 3.3% on an actual basis compared to the year-ago quarter, reflecting efficiencies gained in our operations.

Adjusted EBITDA for the third quarter of 2009 rose to $606 million, up 7.8% compared to the year-ago period on a pro forma basis and up 7.6% on an actual basis.

Charter reported $2.591 billion of loss from operations in the third quarter of 2009, compared to $208 million of income from operations in the third quarter of 2008.

As a result of the continued economic pressure on the Company’s customers from the recent economic downturn along with increased competition, the Company determined that its projected future growth would be lower than previously anticipated in its annual impairment testing in December 2008, which determination resulted in a requirement that the Company perform an interim franchise impairment analysis. In the third quarter, the Company recorded approximately $2.854 billion of non-cash impairment of franchises as a result of this impairment analysis, as required by Accounting Standards Codification (“ASC”) 350, Intangibles – Goodwill and Other.

Net loss for the third quarter of 2009 was $1.035 billion, or $2.73 per common share. For the third quarter of 2008, Charter reported an actual net loss of $322 million and a net loss per common share of 86 cents. The decrease in income from operations and the increase in net loss resulted primarily from the impairment of franchises, offset by an increase in sales of our bundled services and improved cost efficiencies. The impact of the impairment on net loss was partially offset by $625 million of tax benefit associated with the impairment and the allocation of losses of $1.395 billion to noncontrolling interest as a result of the adoption of ASC 810-10, Consolidation – Overall on January 1, 2009.

Expenditures for property, plant and equipment for the third quarter of 2009 were $279 million, compared to third quarter 2008 expenditures of $288 million.

Free cash flow3 for the third quarter of 2009 was $105 million compared to negative cash flow of $46 million for the year-ago quarter.

Net cash flows from operating activities for the third quarter of 2009 were $383 million, compared to $242 million in the third quarter of 2008. The increase in net cash flows from operating activities was primarily due to a decrease in cash paid for interest, and an increase in adjusted EBITDA, partially offset by costs associated with the financial restructuring.

3 Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.

Year to Date Results – Pro forma

Pro forma revenues for the nine months ended September 30, 2009 were $5.044 billion, an increase of 4.9%, or $235 million, over pro forma 2008 results.

Pro forma adjusted EBITDA for the first nine months of 2009 totaled $1.860 billion, an increase of 9.7% compared to the pro forma results for the year-ago period. The pro forma adjusted EBITDA margin increased 170 basis points for the first three quarters of the year to 36.9%, up from 35.2% in the year-ago period on a pro forma basis.

Year to Date Results – Actual

Revenues of $5.045 billion for the nine months ended September 30, 2009 increased 4.6% compared to the year-ago period. The increase resulted from telephone, HSI and commercial revenue growth.

Telephone revenues for the first nine months of 2009 were $529 million, a 32.6% increase over the first nine months of 2008, driven by a larger telephone customer base and an increase in telephone ARPU. HSI revenues were $1.098 billion, up 8.8% year-over-year. Commercial revenues rose to $330 million, a 14.2% increase year-over-year. Video revenues were $2.606 billion, essentially flat with the same period in 2008. Advertising sales revenues declined 19.3% year-over-year to $180 million for the first nine months of 2009.

Operating costs and expenses totaled $3.185 billion for the first nine months of 2009, a 2.0% increase compared to the year-ago period. Operating expenses for the first three quarters of 2009, which include programming, service and advertising sales costs, were $2.164 billion, a 3.6% increase year-over-year. Selling, general and administrative expenses were $1.021 billion, a 1.4% decrease compared to the year-ago period, reflecting efficiencies gained in our operations.

Adjusted EBITDA for the nine months ended September 30, 2009 rose to $1.860 billion, up 9.5% compared to the year-ago period.

Charter reported $1.956 billion of loss from operations in the first three quarters of 2009, compared to $643 million of income from operations in the same 2008 period. Net loss for the first nine months of 2009 was $1.352 billion, or $3.57 per common share. For the first nine months of 2008, Charter reported a net loss of $955 million and a net loss per common share of $2.57. The decrease in income from operations and increase in net loss resulted primarily from the impairment of franchises offset by an increase in sales of our bundled services, improved cost efficiencies and favorable litigation settlements in 2009. The impact of the impairment on net loss was partially offset by $625 million of tax benefit associated with the impairment and the allocation of losses of $1.571 billion to noncontrolling interest.

Expenditures for property, plant and equipment for the first nine months of 2009 were $819 million, compared to first nine months of 2008 expenditures of $938 million. The decrease in capital expenditures is primarily the result of higher spending on scalable infrastructure during 2008 related to HSI and headend upgrades, combined with lower expenditures on support capital in 2009.

Free cash flow for the nine months ended September 30, 2009 was $171 million, compared to negative cash flow of $569 million for the year-ago period.

Net cash flows from operating activities for the first nine months of 2009 were $1.008 billion, compared to $410 million in the first three quarters of 2008. The change in net cash flows from operating activities is primarily due to a decrease in cash paid for interest and an increase in adjusted EBITDA, partially offset by costs associated with the financial restructuring.

Restructuring

As of September 30, 2009, Charter had $21.596 billion in debt, $9.856 billion of which was classified as liabilities subject to compromise due to Charter’s restructuring efforts. As previously announced, on March 27, 2009 Charter filed its Plan and Chapter 11 petitions in the United States Bankruptcy Court for the Southern District of New York (the “Court”) in order to implement a financial restructuring that, upon approval, would reduce the Company’s debt by approximately $8 billion. On October 15, 2009, the judge overseeing Charter’s case indicated in open court that he will confirm Charter’s Plan and issue a confirmation order within the next several weeks. The Company expects to emerge from Chapter 11 shortly thereafter. As a debtor in possession, the Company is authorized to transact business in the ordinary course of business and, as such, has been paying its trade creditors in full in the normal course. Charter expects that cash on hand and cash flows from operating activities will be adequate to fund its projected cash needs as it proceeds with its financial restructuring.

The Company’s principal Chapter 11 petition has been assigned the lead case number 09-11435. Additional information about Charter’s restructuring, including the disclosure statement describing the Plan and the terms of the committed and optional investments by members of the Bondholder Committee, is available at the Company’s website www.charter.com. You may also receive information from the Company’s restructuring information line, 800-419-3922. For access to Court documents and other general information about the Chapter 11 cases, please visit www.kccllc.net/charter.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, pro forma adjusted EBITDA and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA and free cash flow are reconciled to net cash flows from operating activities in the addendum of this new release.

Adjusted EBITDA is defined as income from operations before depreciation and amortization, impairment of franchises, stock compensation expense and other operating expenses, such as special charges and loss on sale or retirement of assets. Additionally, Adjusted EBITDA does not include reorganization items.  As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or non-recurring items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA and pro forma adjusted EBITDA are liquidity measures used by

Company management and its board of directors to measure the Company’s ability to fund operations and its financing obligations. For this reason, it is a significant component of Charter’s annual incentive compensation program. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.

The Company believes that adjusted EBITDA, pro forma adjusted EBITDA and free cash flow provide information useful to investors in assessing Charter’s ability to service its debt, fund operations and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission). Adjusted EBITDA and pro forma adjusted EBITDA, as presented, include management fee expenses in the amount of $34 million and $33 million for the three months ended September 30, 2009 and 2008, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.

In addition to the actual results for the three and nine months ended September 30, 2009 and 2008, we have provided pro forma results in this release for the three months ended September 30, 2008 and the nine months ended September 30, 2009 and 2008. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect certain sales of cable systems in 2008 and 2009 as if they occurred as of January 1, 2008. Pro forma statements of operations for the three months ended September 30, 2008 and nine months ended September 30, 2009 and 2008; and pro forma customer statistics as of June 30, 2009, December 31, 2008 and September 30, 2008; are provided in the addendum of this news release.

About Charter Communications®

Charter Communications, Inc. (Pink OTC: CHTRQ) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. On March 27, 2009, Charter filed a pre-arranged plan and Chapter 11 petitions in the United States Bankruptcy Court for the Southern District of New York. Charter believes its operations are strong and expects to continue operating as usual during the financial restructuring. More information about Charter can be found at www.charter.com.

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Contact:

Media:                                                                Analysts:
Anita Lamont                                                  Mary Jo Moehle
314-543-2215                                                    314-543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, including our quarterly reports on Form 10-Q filed in 2009 and our most recent annual report on Form 10-K and include, but are not limited to:

•	the completion of the Company’s restructuring including the outcome and impact on our business of the proceedings under Chapter 11 of the Bankruptcy Code;
•
the ability of the Company to satisfy closing conditions under the agreements-in-principle with certain of our bondholders and pre-arranged joint plan of reorganization (as amended, “the Plan”) and related documents;

•
the availability and access, in general, of funds to meet our debt obligations and to fund our operations and necessary capital expenditures, either through cash on hand, cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, especially given recent volatility and disruption in the capital and credit markets;

•
the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition and the weak economic conditions in the United States;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•
general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008		2009	2008
	Actual	Actual	% Change	Actual	Actual	% Change

REVENUES:
Video	$861	$867	-0.7%	$2,606	$2,599	0.3%
High-speed Internet	371	342	8.5%	1,098	1,009	8.8%
Telephone	183	144	27.1%	529	399	32.6%
Commercial	113	100	13.0%	330	289	14.2%
Advertising sales	64	80	-20.0%	180	223	-19.3%
Other	101	103	-1.9%	302	304	-0.7%
Total revenues	1,693	1,636	3.5%	5,045	4,823	4.6%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (a)	736	710	3.7%	2,164	2,089	3.6%
Selling, general and administrative (excluding stock
compensation expense) (b)	351	363	-3.3%	1,021	1,035	-1.4%
Operating costs and expenses	1,087	1,073	1.3%	3,185	3,124	2.0%

Adjusted EBITDA	606	563	7.6%	1,860	1,699	9.5%

Adjusted EBITDA margin	35.8%	34.4%		36.9%	35.2%

Depreciation and amortization	327	332		977	981
Impairment of franchises	2,854	-		2,854	-
Stock compensation expense	6	8		23	24
Other operating (income) expenses, net	10	15		(38)	51

Income (loss) from operations	(2,591)	208		(1,956)	643

OTHER INCOME (EXPENSES):
Interest expense, net (excluding unrecorded contractual interest expense of $206 and $421 for the three and nine months ended
September 30, 2009, respectively)	(206)	(478)		(885)	(1,419)
Change in value of derivatives	-	10		(4)	(1)
Reorganization items, net	(198)	-		(523)	-
Other income (expense), net	-	(4)		1	1
	(404)	(472)		(1,411)	(1,419)

Loss before income taxes	(2,995)	(264)		(3,367)	(776)

Income tax benefit (expense)	565	(57)		444	(174)

Consolidated net loss	(2,430)	(321)		(2,923)	(950)

Less: Net (income) loss - noncontrolling interest	1,395	(1)		1,571	(5)

Net loss - Charter shareholders	$(1,035)	$(322)		$(1,352)	$(955)

Loss per common share, basic and diluted:
Net loss - Charter shareholders	$(2.73)	$(0.86)		$(3.57)	$(2.57)

Weighted average common shares outstanding, basic and diluted	379,066,320	374,145,243		378,718,134	371,968,952

(a) Operating expenses include programming, service, and advertising sales expenses.

(b) Selling, general and administrative expenses include general and administrative and marketing expenses.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Third Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008		2009	2008
	Actual	Pro Forma (a)	% Change	Pro Forma (a)	Pro Forma (a)	% Change

REVENUES:
Video	$861	$864	-0.3%	$2,605	$2,590	0.6%
High-speed Internet	371	342	8.5%	1,098	1,008	8.9%
Telephone	183	144	27.1%	529	399	32.6%
Commercial	113	100	13.0%	330	288	14.6%
Advertising sales	64	79	-19.0%	180	221	-18.6%
Other	101	102	-1.0%	302	303	-0.3%
Total revenues	1,693	1,631	3.8%	5,044	4,809	4.9%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (b)	736	707	4.1%	2,163	2,083	3.8%
Selling, general and administrative (excluding stock
compensation expense) (c)	351	362	-3.0%	1,021	1,031	-1.0%
Operating costs and expenses	1,087	1,069	1.7%	3,184	3,114	2.2%

Adjusted EBITDA	606	562	7.8%	1,860	1,695	9.7%

Adjusted EBITDA margin	35.8%	34.5%		36.9%	35.2%

Depreciation and amortization	327	331		977	978
Impairment of franchises	2,854	-		2,854	-
Stock compensation expense	6	8		23	24
Other operating (income) expenses, net	10	15		(40)	51

Income (loss) from operations	(2,591)	208		(1,954)	642

OTHER INCOME (EXPENSES):
Interest expense, net (excluding unrecorded contractual interest expense of $206 and $421 for the three and nine months ended
September 30, 2009, respectively)	(206)	(478)		(885)	(1,419)
Change in value of derivatives	-	10		(4)	(1)
Reorganization items, net	(198)	-		(523)	-
Other income (expense), net	-	(4)		1	1
	(404)	(472)		(1,411)	(1,419)

Loss before income taxes	(2,995)	(264)		(3,365)	(777)

Income tax benefit (expense)	565	(57)		444	(174)

Consolidated net loss	(2,430)	(321)		(2,921)	(951)

Less: Net (income) loss - noncontrolling interest	1,395	(1)		1,571	(5)

Net loss - Charter shareholders	$(1,035)	$(322)		$(1,350)	$(956)

Loss per common share, basic and diluted:
Net loss - Charter shareholders	$(2.73)	$(0.86)		$(3.57)	$(2.57)

Weighted average common shares outstanding, basic and diluted	379,066,320	374,145,243		378,718,134	371,968,952

(a) Pro forma results reflect certain sales of cable systems in 2008 and 2009 as if they occurred as of January 1, 2008. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2008 and 2009 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

September 30, 2009. Pro forma revenues, operating costs and expenses and net loss were reduced by $1 million, $1 million and $2 million, respectively, for the nine months ended September 30, 2009.

September 30, 2008. Pro forma revenues and operating costs and expenses were reduced by $5 million and $4 million, respectively, and pro forma net loss remained unchanged, for the three months ended September 30, 2008. Pro forma revenues and operating costs and expenses were reduced by $14 million and $10 million, respectively, and pro forma net loss increased by $1 million, for the nine months ended September 30, 2008.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Third Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	September 30,	December 31,
	2009	2008

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,075	$960
Accounts receivable, net of allowance for doubtful accounts	211	222
Prepaid expenses and other current assets	73	36
Total current assets	1,359	1,218

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	4,822	4,987
Franchises, net	4,520	7,384
Total investment in cable properties, net	9,342	12,371

OTHER NONCURRENT ASSETS	204	293

Total assets	$10,905	$13,882

LIABILITIES AND SHAREHOLDERS' DEFICIT

LIABILITIES NOT SUBJECT TO COMPROMISE
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,458	$1,310
Current portion of long-term debt	11,740	155
Total current liabilities	13,198	1,465

LONG-TERM DEBT	-	21,511

NOTE PAYABLE - RELATED PARTY	-	75

DEFERRED MANAGEMENT FEES - RELATED PARTY	-	14

OTHER LONG-TERM LIABILITIES	162	1,082

LIABILITIES SUBJECT TO COMPROMISE (INCLUDING AMOUNTS
DUE TO RELATED PARTY OF $102 AND $0, RESPECTIVELY)	10,675	-

TEMPORARY EQUITY	234	241

SHAREHOLDERS' DEFICIT:
Charter shareholders' deficit	(11,834)	(10,506)
Noncontrolling interest	(1,530)	-
Total shareholders' deficit	(13,364)	(10,506)

Total liabilities and shareholders' deficit	$10,905	$13,882

Addendum to Charter Communications, Inc. Third Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss - Charter shareholders	$(1,035)	$(322)	$(1,352)	$(955)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	327	332	977	981
Impairment of franchises	2,854	-	2,854	-
Noncash interest expense	9	16	35	45
Change in value of derivatives	-	(10)	4	1
Noncash reorganization items, net	24	-	155	-
Deferred income taxes	(567)	55	(451)	169
Noncontrolling interest	(1,395)	1	(1,571)	5
Other, net	9	16	28	31
Changes in operating assets and liabilities, net of effects from dispositions
Accounts receivable	4	3	11	(21)
Prepaid expenses and other assets	7	(9)	(37)	(9)
Accounts payable, accrued expenses and other	146	160	355	163
Net cash flows from operating activities	383	242	1,008	410

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(279)	(288)	(819)	(938)
Change in accrued expenses related to capital expenditures	1	-	(18)	(41)
Other, net	(4)	10	(4)	(1)
Net cash flows from investing activities	(282)	(278)	(841)	(980)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	-	590	-	2,355
Repayments of long-term debt	(18)	(43)	(52)	(1,238)
Payments for debt issuance costs	-	(3)	-	(42)
Other, net	-	(2)	-	(11)
Net cash flows from financing activities	(18)	542	(52)	1,064

NET INCREASE IN CASH AND CASH EQUIVALENTS	83	506	115	494
CASH AND CASH EQUIVALENTS, beginning of period	992	63	960	75
CASH AND CASH EQUIVALENTS, end of period	$1,075	$569	$1,075	$569

CASH PAID FOR INTEREST	$154	$329	$685	$1,241

Addendum to Charter Communications, Inc. Third Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate as of
	Actual	Pro Forma
	September 30,	June 30,	December 31,	September 30,
	2009 (a)	2009 (a)	2008 (a)	2008 (a)

Customer Summary:
Customer Relationships:
Residential (non-bulk) basic video customers (b)	4,616,100	4,668,000	4,765,800	4,832,800
Multi-dwelling (bulk) and commercial unit customers (c)	263,000	257,600	256,400	261,200
Total basic video customers	4,879,100	4,925,600	5,022,200	5,094,000

Non-video customers (b)	462,800	431,500	408,700	407,500
Total customer relationships (d)	5,341,900	5,357,100	5,430,900	5,501,500

Pro forma average monthly revenue per basic video customer (e)	$115.26	$113.39	$108.68	$106.50
Pro forma average monthly video revenue per basic video customer (f)	$61.49	$61.40	$59.30	$59.06

Residential bundled customers (g)	2,858,300	2,822,300	2,748,000	2,711,800

Revenue Generating Units:
Basic video customers (b) (c)	4,879,100	4,925,600	5,022,200	5,094,000
Digital video customers (h)	3,174,800	3,152,000	3,132,100	3,109,700
Residential high-speed Internet customers (i)	3,010,100	2,957,700	2,875,200	2,852,300
Telephone customers (j)	1,535,300	1,480,000	1,348,800	1,273,600
Total revenue generating units (k)	12,599,300	12,515,300	12,378,300	12,329,600

Total Video Services:
Estimated homes passed (l)	11,926,900	11,896,900	11,838,600	11,801,500
Basic video customers (b)(c)	4,879,100	4,925,600	5,022,200	5,094,000
Estimated penetration of basic homes passed (b) (c) (l) (m)	40.9%	41.4%	42.4%	43.2%
Pro forma basic video customers quarterly net loss (b) (c) (n)	(46,500)	(73,100)	(71,800)	(29,800)

Digital video customers (h)	3,174,800	3,152,000	3,132,100	3,109,700
Digital penetration of basic video customers (b) (c) (h) (o)	65.1%	64.0%	62.4%	61.0%
Digital set-top terminals deployed	4,713,400	4,601,400	4,548,100	4,491,700
Pro forma digital video customers quarterly net gain (h) (n)	22,800	(5,700)	22,400	61,400

High-Speed Internet Services:
Estimated high-speed Internet homes passed (l)	11,363,400	11,292,800	11,229,400	11,214,400
Residential high-speed Internet customers (i)	3,010,100	2,957,700	2,875,200	2,852,300
Estimated penetration of high-speed Internet homes passed (i) (l) (m)	26.5%	26.2%	25.6%	25.4%
Pro forma average monthly high-speed Internet revenue per high-speed Internet customer (f)	$41.59	$41.41	$40.26	$40.53
Pro forma high-speed Internet customers quarterly net gain (i) (n)	52,400	10,600	22,900	70,500

Telephone Services:
Estimated telephone homes passed (l)	10,619,100	10,587,700	10,434,400	10,214,600
Telephone customers (j)	1,535,300	1,480,000	1,348,800	1,273,600
Estimated penetration of telephone homes passed (i) (l) (m)	14.5%	14.0%	12.9%	12.5%
Pro forma average monthly telephone revenue per telephone customer (f)	$42.76	$42.67	$41.06	$40.67
Pro forma telephone customers quarterly net gain (j) (n)	55,300	56,900	75,200	98,400

Pro forma operating statistics reflect the sales of cable systems in 2008 and 2009 as if such transactions had occurred as of the last day of the respective period for all periods presented. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2008 and 2009 have been reflected in the operating statistics.

At June 30, 2009 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 4,929,900, 3,152,000, 2,957,700, and 1,480,000, respectively.

At December 31, 2008 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,036,400, 3,133,400, 2,875,200, and 1,348,800, respectively.

At September 30, 2008 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,123,700, 3,118,500, 2,858,200, and 1,274,300, respectively.

See footnotes to unaudited summary of operating statistics on page 6 of this addendum.

 Addendum to Charter Communications, Inc. Third Quarter 2009 Earnings Release

(a) Our billing systems calculate the aging of customer accounts based on the monthly billing cycle for each account.  On that basis, at September 30, 2009, June 30, 2009, December 31, 2008, and September 30, 2008, customers include approximately 33,300, 37,200, 36,000, and 42,100 persons, respectively, whose accounts were over 60 days past due in payment, approximately 5,700, 6,200, 5,300, and 7,700 persons, respectively, whose accounts were over 90 days past due in payment and approximately 2,500, 2,900, 2,700, and 3,800 persons, respectively, whose accounts were over 120 days past due in payment.

(b)  "Basic video customers" include all residential customers who receive video services (including those who also purchase high-speed Internet and telephone services) but excludes approximately 462,800, 431,500, 408,700, and 407,500 customer relationships at September 30, 2009, June 30, 2009, December 31, 2008, and September 30, 2008, respectively, who receive high-speed Internet service only, telephone service only, or both high-speed Internet service and telephone service and who are only counted as high-speed Internet customers or telephone customers.

(c)  Included within "basic video customers" are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (“EBU”) basis.  In the second quarter of 2009, we began calculating EBUs by dividing the bulk price charged to accounts in an area by the published rate charged to non-bulk residential customers in that market for the comparable tier of service rather than the most prevalent price charged as was used previously.  This EBU method of estimating basic video customers is consistent with the methodology used in determining costs paid to programmers and is consistent with the methodology used by other multiple system operators (MSOs).  As of December 31, 2008 and September 30, 2008, EBUs decreased by 9,300, and 12,400, respectively, as a result of the change in methodology.  As we increase our published video rates to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(d)  "Customer relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and telephone services, without regard to which service(s) such customers receive.  This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by eleven then publicly traded cable operators, including Charter.

(e) "Pro forma average monthly revenue per basic video customer" is calculated as total quarterly pro forma revenue divided by three divided by average pro forma basic video customers during the respective quarter.

(f) "Pro forma average monthly revenue per customer" represents quarterly pro forma revenue for the service indicated divided by three divided by the number of pro forma customers for the service indicated during the respective quarter.

(g) "Residential bundled customers" include residential customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone.  "Residential bundled customers" do not include residential customers who only subscribe to video service.

(h) "Digital video customers" include all basic video customers that have one or more digital set-top boxes or cable cards deployed.

(i)  "Residential high-speed Internet customers" represent those residential customers who subscribe to our high-speed Internet service.  At September 30, 2009, June 30, 2009, December 31, 2008, and September 30, 2008, approximately 2,673,000, 2,644,600,  2,576,800, and 2,554,600 of these high-speed Internet customers, respectively, receive video and/or telephone services from us and are included within the respective statistics above.

(j)  "Telephone customers" include all customers receiving telephone service.  As of September 30, 2009, June 30, 2009, December 31, 2008, and September 30, 2008, approximately 1,493,300, 1,443,700, 1,311,200, and 1,232,400 of these telephone customers, respectively, receive video and/or high-speed Internet services from us and are included within the respective statistics above.

(k)  "Revenue generating units" represent the sum total of all basic video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household.  For example, a customer who receives two types of service (such as basic video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units.    This statistic is computed in accordance with the guidelines of the NCTA.

(l)  "Homes passed" represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated.  "Homes passed" exclude commercial units passed by our cable distribution network.  These estimates are updated for all periods presented when estimates change.

(m) "Penetration" represents customers as a percentage of homes passed for the service indicated.

(n) "Pro forma quarterly net gain (loss)" represents the pro forma net gain or loss in the respective quarter for the service indicated.

(o) "Digital penetration of basic video customers" represents the number of digital video customers as a percentage of basic video customers.

Addendum to Charter Communications, Inc. Third Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	Actual	Actual	Actual	Actual

Net cash flows from operating activities	$383	$242	$1,008	$410
Less: Purchases of property, plant and equipment	(279)	(288)	(819)	(938)
Less: Change in accrued expenses related to capital expenditures	1	-	(18)	(41)

Free cash flow	105	(46)	171	(569)

Interest on cash pay obligations (b)	197	462	850	1,374
Purchases of property, plant and equipment	279	288	819	938
Change in accrued expenses related to capital expenditures	(1)	-	18	41
Reorganization items, net	174	-	368	-
Other, net	9	13	(37)	48
Change in operating assets and liabilities	(157)	(154)	(329)	(133)

Adjusted EBITDA (c)	$606	$563	$1,860	$1,699

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	Actual	Pro Forma (a)	Pro Forma (a)	Pro Forma (a)

Net cash flows from operating activities	$383	$241	$1,008	$406
Less: Purchases of property, plant and equipment	(279)	(288)	(819)	(938)
Less: Change in accrued expenses related to capital expenditures	1	-	(18)	(41)

Free cash flow	105	(47)	171	(573)

Interest on cash pay obligations (b)	197	462	850	1,374
Purchases of property, plant and equipment	279	288	819	938
Change in accrued expenses related to capital expenditures	(1)	-	18	41
Reorganization items, net	174	-	368	-
Other, net	9	13	(37)	48
Change in operating assets and liabilities	(157)	(154)	(329)	(133)

Adjusted EBITDA (c)	$606	$562	$1,860	$1,695

(a) Pro forma results reflect certain sales of cable systems in 2008 and 2009 as if they occurred as of January 1, 2008.

(b) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

(c) See page 1 of this addendum for detail of the components included within adjusted EBITDA.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. Third Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Customer premise equipment (a)	$152	$157	$460	$480
Scalable infrastructure (b)	46	52	141	185
Line extensions (c)	18	19	49	63
Upgrade/Rebuild (d)	6	8	20	37
Support capital (e)	57	52	149	173

Total capital expenditures	$279	$288	$819	$938

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs and customer premise equipment (e.g., set-top boxes and cable modems, etc.).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

Addendum to Charter Communications, Inc. Third Quarter 2009 Earnings Release